NextDecade Announces Positive Final Investment Decision and Financial Close on Train 4 at Rio Grande LNG
Positive final investment decision achieved and full notice to proceed issued to Bechtel for Train 4 on September 9, 2025
Train 4 fully funded with no impact to NextDecade common shares outstanding
HOUSTON--(BUSINESS WIRE)—September 9, 2025--NextDecade Corporation (NextDecade or the Company) (NASDAQ: NEXT) announced today that it has made a positive final investment decision (FID) on Train 4 at Rio Grande LNG, closed financial transactions to fully fund Train 4 and related infrastructure, and issued full notice to proceed to Bechtel Energy Inc. (Bechtel) for Train 4. Additionally, the Company continues to progress Train 5 at Rio Grande LNG toward an expected FID in the fourth quarter of 2025.
“We are pleased to announce today that we have made a positive FID on Train 4 and issued full notice to proceed to Bechtel,” said Matt Schatzman, NextDecade’s Chairman and Chief Executive Officer. “The global call for additional natural gas infrastructure continues to be strong, and we are well positioned to meet this growing demand for cleaner energy, with approximately 24 million tonnes per annum (MTPA) of expected LNG production capacity currently under construction, Train 5 nearing a positive FID, and significant additional expansion capacity under development at the Rio Grande LNG site. I’d like to thank the NextDecade team, our equity partners, our Train 4 LNG customers, Bechtel, our financing partners, and our local stakeholders for their ongoing support and contributions toward the continued success and growth of Rio Grande LNG.”
Positive FID Achieved on Train 4
On September 9, 2025, NextDecade made a positive FID and issued full notice to proceed to Bechtel under the Company’s lump-sum, turnkey engineering, procurement, and construction (EPC) contract for Train 4 and related infrastructure. Train 4 has expected LNG production capacity of approximately 6 MTPA, bringing the total expected LNG production capacity under construction at Rio Grande LNG to approximately 24 MTPA.
Train 4 is commercially supported by 4.6 MTPA of 20-year LNG Sale and Purchase Agreements (SPAs) with ADNOC, TotalEnergies, and Aramco. The guaranteed substantial completion date for Train 4, as well as the date of first commercial delivery (DFCD) under the Train 4 LNG SPAs, is anticipated in the second half of 2030.
Project costs for Train 4 and related infrastructure are expected to total approximately $6.7 billion, including EPC costs, owner’s costs, contingencies, financing fees and interest during construction, and other costs1.
To fully fund the expected costs for Train 4 and related infrastructure, the Company successfully closed on approximately $6.7 billion in committed financing, including:
•$3.85 billion term loan facility at Rio Grande LNG Train 4, LLC;
•$1.13 billion in equity commitments from NextDecade; and

•$1.70 billion in equity commitments from partners Global Infrastructure Partners, a part of BlackRock, GIC, Mubadala Investment Company (together, the Financial Investors), and TotalEnergies.

NextDecade received $98 million at financial close from Rio Grande LNG Train 4, LLC for development costs and management services, and an additional $50 million will be received on September 9, 2026.
NextDecade has an initial economic interest of 40% in Train 4, which will increase to 60% after the Financial Investors achieve certain returns on their investments in Train 4.
NextDecade Train 4 Equity Commitment Financed with No Impact to Common Shares Outstanding
NextDecade entered into a total of $1.33 billion in term loans to finance its portion of Train 4 equity funding commitments without any impact to NextDecade common shares outstanding.
The FinCo Loan is a $734 million delayed draw bank facility that bears interest at SOFR plus 350 basis points. The Company has mitigated interest risk exposure related to the FinCo Loan through hedging at a SOFR rate of 4.12%. Commitments under the FinCo Loan are cancellable and can be prepaid without penalty.
The SuperFinCo Loan is a $600 million term loan, with net proceeds disbursed at financial close. The SuperFinCo loan bears interest at 13%, with interest payable in kind until one year after Train 4 completion, and is callable after five years at par.
Positive FID on Train 5 Expected in Fourth Quarter 2025
Train 5 commercialization is complete, and Train 5 is commercially supported by a total of 4.5 MTPA of 20-year LNG SPAs with JERA, EQT Corporation, and ConocoPhillips.
In June 2025, the Company entered into a lump-sum, turnkey EPC contract with Bechtel for Train 5 and related infrastructure. In September 2025, the Company extended the pricing validity period under the Train 5 EPC contract through November 15, 2025, to accommodate the Company’s current expected timeline for achieving a positive FID on Train 5.
Project costs for Train 5 and related infrastructure are expected to total approximately $6.7 billion, including EPC costs, owner’s costs, contingencies, financing fees and interest during construction, and other costs, based on current estimates and expected interest rates1.
The Company expects to finance construction of Train 5 using approximately 60% debt and 40% equity funding at the project level. The Company expects to enter into bank facilities at Rio Grande LNG Train 5, LLC for the debt portion of the funding. The Financial Investors have options to invest in Train 5 equity which, if exercised, would provide 50% of the equity funding required for Train 5. Inclusive of these options, NextDecade currently expects to fund the remaining 50% of the equity commitments for Train 5 and to have an initial economic interest of 50% in Train 5, which will increase to 70% after the Financial Investors achieve certain returns on their investments in Train 5.
The Company expects to achieve a positive FID on Train 5 and related infrastructure, subject to obtaining adequate financing, in the fourth quarter of 2025. Based on this timing, the guaranteed substantial completion date for Train 5, as well as DFCD under the Train 5 SPAs, is anticipated in the first half of 2031.
1 Each expansion train will be obligated to make a payment, at its applicable start-up date, to the trains in commercial operation at such date for such expansion train’s proportionate share of the capital costs of the common facilities that such expansion train will access, net of the capital cost of any common facilities constructed under the EPC agreement for the applicable expansion train project, if any. The Train 4 and Train 5 expected project costs presented in this press release include estimates of these “true up” payments.
About NextDecade Corporation
NextDecade is committed to providing the world access to reliable, lower carbon energy. We are focused on delivering secure, low-cost, and sustainable energy solutions through the safe and efficient development and operation of natural gas liquefaction and carbon capture and storage infrastructure. Through our subsidiaries, we are developing and constructing the Rio Grande LNG natural gas liquefaction and export facility near Brownsville, Texas, with approximately 48 MTPA of potential liquefaction capacity currently under construction or in development. We are also developing a potential carbon capture and storage project at the facility that is expected to make meaningful impacts toward a lower carbon future. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, please visit www.next-decade.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design,” “assume,” “budget,” “guidance,” “forecast,” and "target," and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on assumptions and analysis made by NextDecade in light of current expectations, perceptions of historical trends, current conditions and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in NextDecade’s periodic reports that are filed with and available from the Securities and Exchange Commission. The taking of a final investment decision on Train 5 at the Rio Grande LNG Facility is subject to, among other things, maintaining requisite governmental approvals, entering into appropriate commercial arrangements, and obtaining adequate financing to construct each train and related infrastructure. Additionally, any development of additional expansion trains at the Rio Grande LNG Facility or CCS projects remains contingent upon receipt of requisite governmental approvals, execution of definitive commercial and financing agreements, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.
NextDecade Contacts
Investors
Megan Light
mlight@next-decade.com
832-981-6583
Media
Susan Richardson

srichardson@next-decade.com
832-413-6400